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                                  EXHIBIT 5.1

                             Hughes & Luce, L.L.P.
                              111 Congress Avenue
                                   Suite 900
                              Austin, Texas 78701


                                April 18, 2000

Netpliance, Inc.
7600A North Capital of Texas Highway
Austin, Texas  78731

     Re: Registration Statement on Form S-8 for the Netpliance, Inc. Amended and Restated 1999 Stock Option and Restricted Stock Plan (the "Stock Option Plan") and the Netpliance, Inc. 2000 Employee Stock Purchase Plan (the "ESPP")

Ladies and Gentlemen:

  We have acted as counsel to Netpliance, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 11,100,000 shares ("Shares") of the Company's common stock, $0.01 par value per share, issuable pursuant to the Stock Option Plan and the ESPP (together, the "Plans") as described in the Registration Statement of the Company on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission.

  In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

  Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Stock Option Plan or the ESPP, as appropriate, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration received by the Company for the Shares exceeds the par value thereof.

 We consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,



                                    /s/ HUGHES & LUCE, L.L.P.